UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2006

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 13, 2006, Piedmont Natural Gas Company, Inc. (the Company), announced plans to restructure its management group. The restructuring plans are part of an ongoing, larger effort aimed at streamlining business processes, capturing operational and organizational efficiencies and improving customer service. The restructuring will begin with an offer of early retirement for 23 employees in the Company’s management group, and will eventually include the further consolidation and reorganization of management positions and functions within the Company. The program’s one-time cost is estimated to be $7 to 8 million and will be recognized in the second and third fiscal quarters. The restructuring is expected to generate savings of $5 to 6 million annually beginning in fiscal 2007. A copy of the Press Release announcing the restructuring is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

On April 13, 2006, the Company also announced several changes in its executive management team. A copy of the Press Release announcing the changes is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release – Piedmont Natural Gas Announces Management Restructuring Program

99.2 Press Release – Piedmont Natural Gas Announces Executive Management Changes

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

April 17, 2006	By:	/s/ Barry L. Guy

Name: Barry L. Guy
Title: Vice President and Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Piedmont Natural Gas Announces Management Restructuring Program
99.2	Piedmont Natural Gas Announces Executive Management Changes